C. G. UHLENBERG & CO. LLP



SUCCESSOR INDEPENDENT AUDITOR'S CONSENT


We consent to use in of our report dated June 29, 1999, of this annual report of Digital Video Systems, Inc. on Form 10-KSB for the year ended March 31, 1999.

         C. G. Uhlenberg & Co. LLP
Redwood City, California
June 30, 1999